Exhibit 99.1

NESCO HOLDINGS, INC. SETS DATE FOR THIRD QUARTER 2019
EARNINGS RELEASE AND CONFERENCE CALL

FORT WAYNE, IN., October 29, 2019 - Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that it will release third quarter 2019 financial results after the market closes on Monday, November 11, 2019. A conference call will be held on Tuesday, November 12, 2019 at 8:30 A.M. ET to review the Company’s financial results.

The call may be accessed as follows:

Domestic Live:        866-211-4094
International Live:    647-689-6722
Conference ID:        1771258

To listen to a replay of the teleconference, which will be available through November 26, 2019:

Domestic Replay:    800-585-8367
Conference ID:        1771258

A webcast of the conference call will also be available in the Investor Relations section of Nesco’s website at investors.nescospecialty.com.

ABOUT NESCO

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of approximately 4,000 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

INVESTOR CONTACT

Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com